EXHIBIT 10.23

SHAREHOLDER’S AGREEMENT

THIS SHAREHOLDER’S AGREETMENT (the “Agreement”), dated as of the ___ day of March, 2010, is between and among DIGITAL, DOMAIN HOLDINGS CORPORATON (f/k/a WYNDCREST DD FLORIDA, INC.), a Florida corporation (the “Company”) and the shareholders whose signatures appear on the signature page hereto (the shareholders are collectively referred to as “Shareholders” and individually as a “Shareholder”). The Shareholders and the Company are sometimes collectively referred to herein as the “parties” or individually referred to herein as a “party”.

WHEREAS, this Agreement is made pursuant to Section 5.C. of that certain Loan Agreement dated September 30, 2010, as modified on October 14, 2009 (the “Loan Agreement”), that certain Stock Option Agreement dated September 30, 2010 (the “Stock Option Agreement”), and other loan documents executed in connection therewith (collectively the Loan Agreement, Stock Option Agreement, and all other loan documents executed in connection therewith, are referred to herein as the “Loan Documents”), all of which Loan Documents were entered into by and between the Company and Lydian Private Bank (“Lydian”).

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agrees as follows:

1.         No Amendment of Organizational Documents. The Company and Shareholders agree that the Company will not amend its Articles of Incorporation or By-Laws in any manner that would have a material adverse effect on Lydian’s rights under the Loan Documents without the prior written approval of Lydian in the sole discretion of Lydian.

2.         Acknowledgment of Stock Option Rights. The Company and Shareholders acknowledge and confirm Lydian’s right to acquire stock in the Company pursuant to the Stock Option Agreement.

3.         Acknowledgment of Board Member Designation Rights. The Company and Shareholders acknowledge and confirm Lydian’s right to designate one member of the Company’s Board of Directors as set forth in Section 9 the Stock Option Agreement, which Section 9 is incorporated herein by reference.

4.         Miscellaneous. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures Appear on the Next Page.]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

COMPANY:

DIGITIAL DOMAIN HOLDINGS CORPORATION

By:	/s/ John C. Textor
Name: John C. Textor
Its: Chief Executive Officer

SHAREHOLDERS:

By:	/s/ John C. Textor
Name: John C. Textor

By:	/s/ Jonathan Teaford
Name: Jonathan Teaford